Exhibit 10.3

RELIANT PHARMACEUTICALS, INC.

STOCK APPRECIATION RIGHTS PLAN

1. PURPOSE OF THE PLAN

The purpose of the Reliant Pharmaceuticals, Inc. Stock Appreciation Rights Plan is to provide employees of Reliant Pharmaceuticals, Inc. (the “Company”) and its Subsidiaries, with an incentive to promote the long-term performance of the Company by (a) tying their long-term incentives to the performance of the Common Stock of the Company, (b) attracting and retaining as Employees, Directors, and Consultants those persons whose abilities, experience and judgment have contributed and will continue to contribute to the financial success and progress of the Company, and (c) aligning the identity of interests of those Employers, Directors and Consultants and the Company’s shareholders.

Obligations of the Company and its Subsidiaries under the Plan shall be unsecured and unfunded obligations, and the holders of Rights shall be general creditors of the Company.

2. DEFINITIONS

(a) “Acquisition” means (i) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the Company’s Shareholders prior to such consolidation or merger to own less than fifty percent (50%) of the surviving entities voting power immediately after such consolidation or merger, or (ii) a sale of all or substantially all of the assets of Reliant in a complete liquidation or dissolution of the Company.

(b) “Award Agreement” means an agreement entered into between the Company and the Participant evidencing the terms of a Right.

(c) “Base Price” means such amount as determined by the Committee, but will not be less than the Fair Market Value of a share of Common Stock on the Grant Date.

(d) “Board of Directors” means the Board of Directors of the Company as it may be constituted from time to time.

(e) “Cause” shall mean a termination by the Company of any Subsidiary of the Service Provider’s relationship due to (i) the commission by the Service Provider of an act of fraud against the Company or any Subsidiary thereof or embezzlement, the unauthorized disclosure of the Company’s or a Subsidiaries’ confidential information which disclosure the Service Provider knew or reasonably should have known could have the potential to result in material damage to the Company or its Subsidiaries, or a breach of one or more of the following duties to the Company or a Subsidiary: (A) the duty of loyalty, (B) the duty not to take willful actions which would reasonably be viewed by the Company as placing the Service Provider’s interest in a position adverse to the interest of the Company or a Subsidiary, (C) the duty not to engage in self-dealing with respect to the Company’s or its Subsidiaries’ assets, properties or business opportunities, (D) the duty of honesty or (E) any other fiduciary duty which the Service Provider owes to the Company or a Subsidiary, (ii) a conviction of the Service Provider (or a plea of nolo contendere in lieu thereof) for (A) a felony or (B) a crime involving fraud, dishonesty or moral turpitude, (iii) intentional misconduct with respect to his/her duties to the Company or a Subsidiary, including, but not limited to, knowing and intentional violation by the Service Provider of written policies of the Company and its Subsidiaries or specific directions of the Board of Directors or superior officers of the Company or a Subsidiary, which policies or directives are neither illegal (or do not involve illegal conduct) nor do they require the Service Provider to violate reasonable business ethical standards, or (iv) the failure of the Service Provider, after written notice from the Company and its Subsidiaries to render services in accordance with his employment or other relationships with the Company and its Subsidiaries, which failure is not cured within 10 days of receipt of such notice

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Board of Directors or a committee of the Board of Directors appointed to serve as the administrator of the Plan.

(h) “Common Stock” means (i) the common stock of the Company, par value $0.01 per share, as adjusted as provided in Section 6, or (ii) if there is a merger or consolidation and the Company is not the surviving corporation, the capital stock of the surviving corporation given in exchange for such common stock of the Company.

(i) “Company” means Reliant Pharmaceuticals, Inc., a Delaware corporation.

(j) “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or a Subsidiary; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

(k) “Director” means a member of the Board of Directors.

(l) “Disability” means the total and permanent disability of a Participant within the meaning of Code Section 22(e)(3).

(m) “Employee” means any person, who is an employee (within the meaning of Section 3401(c) of the Code) of the Company or a Subsidiary. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, and any Subsidiary or any successor. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company. The term employee shall not include any person whose services with the Company are preformed pursuant to a contract that purports to treat the individual as an independent contractor even if such individual is later determined (by judicial action or otherwise) to have been a common law employee of the Company, rather than an independent contractor.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statutes or regulations of similar purpose or effect.

(o) “Exercise Date” means the date on which the Participant elects to surrender his Right.

(p) “Expiration Date” means the date on which a Right ultimately becomes unexercisable either by reason of the lapse of time or otherwise.

(q) “Fair Market Value” of a share of Common Stock as of a given date shall be (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the closing sales price for a share or for Common Stock (or the closing bid, if no sales were reported) on the trading day previous to such date as reported by Nasdaq or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as determined by the Committee acting in good faith which determination shall be final and binding.

(r) “Grant Date” means the date designated by the Committee as the date of grant of a Right.

(s) “Participant” means a Service Provider who has been granted a Right that has not been exercised, cancelled or forfeited and which has not expired.

(t) “Plan” means the Reliant Pharmaceuticals, Inc. Stock Appreciation Rights Plan, as may be amended from time to time.

(u) “Right” means a stock appreciation right entitling the Participant to the positive difference, if any, between the Fair Market Value of the Common Stock on the Exercise Date and the Base Price.

(v) “Service Provider” means an Employee, Director or Consultant.

(w) “Subsidiary” means (i) any corporation the majority of the voting power of all classes of stock entitled to vote or the majority of the total value of shares of all classes of stock of which is owned, directly or indirectly, by the Company, or (ii) any trade or business other than a corporation the majority of the profits interest, capital interest or actuarial interest of which is owned, directly or indirectly, by the Company.

(x) “Vesting Date” means the date on which an Right becomes fully exercisable by the Participant as provided in Section 4(b).

3. ADMINISTRATION OF THE PLAN

(a) The Plan will be administered by the Committee. The Committee may adopt its own rules of procedure, and the action of a majority of the Board of Directors or committee, as applicable, taken at a meeting or, to the extent permitted by law, taken without a meeting by a writing signed by such majority (or by all or such greater proportion of the members thereof if required by law), shall constitute action by the Committee. The Committee shall have the power, authority and the discretion to administer, construe and interpret the Plan and Award Agreements, including without limitation, the discretion to determine which Service Providers shall be Participants and the terms and conditions, subject to the Plan, of the individual Award Agreements (including without limitation the Base Price and the vesting schedule, if any). The decisions and interpretations of the Committee with respect to any matter concerning the Plan shall be final, conclusive and binding on all parties who have an interest in the Plan. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan. The Committee will also have the authority to exercise such powers and perform such acts with respect to the Plan and the Rights as the Committee deems necessary or desirable to promote the best interests of Reliant which are not in conflict with the provisions of the Plan. Notwithstanding anything to the contrary contained in the Plan, the Board will also have all power and authority to perform any act granted to the Committee pursuant to the Plan.

(b) The Committee may employ attorneys, consultants, accountants, appraisers, or other persons. The Committee, the Company and its Subsidiaries, and the officers and directors of the Company and its Subsidiaries shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and its Subsidiaries, and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Rights, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4. RIGHTS

(a) Grant of Rights. The Committee may, in its sole discretion, at any time and from time to time grant Rights to any Service Provider. Each award of Rights will be evidenced by an Award Agreement containing such terms and conditions, not inconsistent with the Plan, as the Committee approves from time to time.

(b) Vesting. Each Right vests and becomes fully exercisable by the Participant on the Vesting Date as specified by the Committee in the Award Agreement. Unless otherwise specified by the Committee in the Award Agreement, a Participant’s Rights shall terminate automatically if the Participant ceases to be a Service Provider for Cause. If, on the date of termination as a Service Provider, the Participant is not vested as to his or her entire Right, that portion of the Rights in which the Participant is not vested shall immediately be forfeited and terminate. If, after termination as a Service Provider, the Participant does not exercise the vested portion of the Right by its Expiration Date, the Right shall terminate.

(c) Exercisability. A Participant who is a Service Provider may exercise a Right on any date which is on or after the Vesting Date, but on or before the Expiration Date. If a Participant’s relationship as a Service Provider is terminated for any reason whatsoever, such Participant may exercise the vested portion of the Right within such period of time as set forth in the Award Agreement, but in no event later than the Expiration Date. In absence of a specified time in the Award Agreement vested rights that are not otherwise forfeited or expired shall remain exercisable, until the following dates:

(i) Twelve (12) months after termination, if termination is due to death; or

(ii) Three (3) months after the date of termination, if termination is for any reason other than death or Disability.

Any Right not exercised within the applicable period as described above will be forfeited and terminated. Notwithstanding anything herein to the contrary, no Right may be exercised before the Vesting Date or after the Expiration Date.

(d) Term. The term of each Right will be ten (10) years from Grant Date, unless otherwise specified by the Committee in the Award Agreement. The Committee may, from time to time, extend the Expiration Date of any Right upon such terms and conditions, as the Committee will determine.

(e) No Ordering. Rights may be exercised in any order, regardless of the Grant Date or the existence of any other outstanding Right.

(f) Whole or Partial Exercise. A Right may be exercised by a Participant, to the extent exercisable, in whole or in part.

(g) Beneficiaries. In the event of the death of a Participant, the person or persons to whom any Right is transferred by will or the laws of descent and distribution will have the right (prior to the Expiration Date) to exercise such Right in whole or in part.

(h) Committee Discretion. Notwithstanding the foregoing, the Committee may, if it believes circumstances warrant such action, authorize the exercise of an Right that would otherwise have terminated.

5. MANNER OF EXERCISE

(a) Notice of Exercise. To the extent an Right is vested and exercisable as provided in Section 4, a Participant (or if applicable his or her beneficiary), may exercise all or any part of the Right by delivery of an exercise notice in the form and manner as set forth in the Award Agreement.

(b) Settlement of Rights. Upon exercise of a Right the Participant (or if applicable his beneficiary) will receive an amount, less any required withholding equal to the product of:

(i) the difference between the Fair Market Value of a share of Common Stock on the Exercise Date and the Base Price; multiplied by

(ii) the number of shares of Common Stock with respect to which the Right is being exercised.

Payment may be made in cash, by cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company or any Subsidiary, or in installments, plus interest, in the discretion of the Committee.

6. DILUTION AND OTHER ADJUSTMENTS

(a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, additional Common Stock or other property), recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of Reliant, or exchange of Common Stock or other securities of Reliant, issuance of warrants or other rights to purchase Common Stock or other securities of Reliant, or other similar corporate transaction or event, in the Committee’s sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Rights, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i) the kind of Common Stock (or other securities or property) with respect to which Rights may be granted or awarded;

(ii) the number and kind of Common Stock (or other securities or property) subject to outstanding Rights; and

(iii) the Base Price with respect to any Right.

(b) In the event of any transaction or event described in Section 6(a), the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, may take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Rights granted under the Plan or to facilitate such transaction or event:

(i) to provide for the purchase of any Rights for an amount of cash and/or promissory notes equal to the amount that the exercise of such Right would have yielded on the relevant date;

(ii) to provide that such Right shall be fully vested and exercisable, notwithstanding anything to the contrary in the Plan or the provisions of such Right;

(iii) to provide that such Rights be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or shall be substituted for by similar rights or awards covering the equity securities of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity and base prices; and/or

(iv) to make adjustments in the number and type of Common Stock (or other securities or property) subject to outstanding Rights, and/or in the terms and conditions of (including the grant or base price), and the criteria included in, outstanding Rights or which may be granted in the future.

(c) The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement or certificate, as it may deem equitable and in the best interests of Reliant.

(d) If Reliant undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Rights outstanding under the Plan or may substitute similar awards for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in an Acquisition does not assume such Rights or does not substitute similar awards for those outstanding under the Plan, then with respect to (i) Rights held by Participants whose status as a Service Provider has not terminated prior to such event, the vesting of such Rights (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10) days prior to the closing of the Acquisition (and the Rights terminated if not exercised prior to the closing of such Acquisition), and (ii) any other Rights outstanding under the Plan, such Rights shall be terminated if not exercised prior to the closing of the Acquisition.

7. CANCELLATION OF RIGHTS

The Committee may cancel all or any part of a Right with the written consent of the Participant holding such Right. In the event of any cancellation, all rights of the former Participant in respect of such cancelled Right will terminate.

8. MISCELLANEOUS PROVISIONS

(a) Assignment and Transfer. Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent and distribution and Rights may be exercised or otherwise realized, during the lifetime of the Participant, only by the Participant or by his or her guardian or legal representative.

(b) No Right to Rights or Employment. No Service Provider or other person will have any claim or right to be granted a Right. Neither the Plan nor any action taken hereunder will be construed as giving any Employee or Participant any right to be retained in the employ of the Company or any Subsidiary.

(c) Taxes. The Company or its Subsidiaries will have the right to deduct from payment of a Right any taxes required by law to be withheld from an Employee with respect to such payment.

(d) Securities Laws. Each Right will be subject to the condition that such Right may not be exercised if the Committee determines that the exercise of such Right may violate the securities laws or any other law or requirement of any governmental authority. Reliant will not be deemed by any reason of the granting of any Rights to have any obligation to register the Rights or the Common Stock or other equity securities underlying such Rights under the securities laws or to maintain in effect any registration of such Rights or equity securities which may be made at any time under the securities laws.

(e) Severability. Whenever possible, each provision in the Plan and in every Award Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Plan or any Award Agreement made thereunder will be held to be prohibited by or invalid under applicable law, then (i) such provision will be deemed amended to, and to have contained from the outset such language will be necessary to, accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) all other provisions of the Plan and every Award Agreement will remain in full force and effect.

(f) No Strict Construction. No rule of strict construction will be applied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, any Right or any rule or procedure established by the Committee.

(g) Stockholder Rights. A Participant will not have any dividend, voting or other stockholder rights by reason of a grant of a Right or settlement of a Right.

(h) Governing Law. The Plan will be governed by and construed in accordance with the laws of the State of Delaware.

9. AMENDMENT AND TERMINATION

The Committee may at any time amend, suspend or terminate the Plan, provided that no such action will adversely affect any rights under any Right theretofore granted or change the vesting applicable to a Right in a manner adverse to a Participant, except in accordance with Section 6.

10. EFFECTIVE DATE OF THE PLAN

The Plan will become effective as of April 1, 2004.

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Reliant Pharmaceuticals, Inc. on April 1, 2004.

Executed on this 1st day of April, 2004.

/s/ Michael Lerner
Secretary